EXHIBIT 10.20
SECOND AMENDMENT TO THE
FLOWERS FOODS, INC.
2001 EQUITY AND PERFORMANCE INCENTIVE PLAN
(as Previously Amended and Restated Effective February 11, 2005)
     THIS AMENDMENT is made this 2nd day of January, 2007, by FLOWERS FOODS, INC., a Georgia corporation (the “Company”), to the FLOWERS FOODS, INC. 2001 EQUITY AND PERFORMANCE INCENTIVE PLAN, which has been previously amended and restated (the “Plan”).
     WHEREAS, the Company has previously adopted and restated the Plan, and pursuant to Section 18 thereof, the Company’s Board of Directors (the “Board”) has the authority to amend the Plan, subject in certain cases to the approval of the Company’s shareholders; and,
     WHEREAS, the Board has authorized, by resolution dated November 17, 2006, this amendment of the Plan;
     NOW THEREFORE, the Plan is hereby amended as follows, effective as of November 17, 2006:
1.
     Section 1 of the Plan is hereby amended by adding the phrase “or Deferred Stock” to the end of the definition of “Participant” contained in said section.
2.
     Section 7 of the Plan is hereby amended by adding the phrase “, if any,” after the phrase “Deferral Period” in subsection (a) of said section, so that the subparagraph as amended reads as follows:
(a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of the Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period, if any, as the Board may specify.
3.
     Section 7 of the Plan is further amended by adding the phrase “subject to the provisions of Section 24 below, if . . . ” to the beginning of the second sentence of subsection (c) of said section.

4.
     Section 7 of the Plan is further amended by adding the phrase “which may take the form on an election agreement executed by the Participant and the Company (with respect to grants made as a consequence of the Participant’s election)” following the word “agreement” in subsection (e) of said section, so that subsection (e), as amended reads as follows:
(e) Each grant or sale of Deferred Stock shall be evidenced by an agreement, which may take the form of an election agreement (with respect to grants made as a consequence of the Participant’s election), executed on behalf of the Company by any officer and by the Participant, and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.
5.
     Section 7 of the Plan is further amended by adding the following subsection (f) thereto:
(f ) Any grant or sale of Deferred Stock may permit the Participant to elect that the distribution of said stock shall occur upon a date or event specified by the Participant prior to the grant at such time and manner as specified by the Board, and may further be made as a consequence of an election provided to the Participant to convert an anticipated economic benefit of another type into Deferred Stock.
6.
     Section 9 of the Plan is hereby amended by adding the phrase “or Deferred Stock” after the phrase “Restricted Stock” in the first sentence of said section, so that said sentence, as amended, reads as follows:
     The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Nonemployee Directors of Option Rights and may also authorize the grant or sale of Restricted Stock or Deferred Stock to Nonemployee Directors.
7.
     Section 9 of the Plan is hereby further amended by adding the following subsection (c) to said section:
(c) Each grant or sale of Deferred Stock pursuant to this Section 9 shall be upon terms and conditions consistent with Section 7 of this Plan.

8.
     The remaining provisions of the Plan are hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Company has executed this Second Amendment pursuant to authorization by the Board.
FLOWERS FOODS, INC.
By: /s/ Jimmy M. Woodward
Title: Senior Vice-President and Chief Financial Officer